ASSIGNMENT


         WHEREAS, we, Mary Martin, residing at 10 Brookfield Green, KCR Dublin 12, Ireland and Kenneth Iain Cumming, residing at 46 Old Cabra Road, Phibsboro, Dublin 7, Ireland, have invented new and useful improvements in a "Solid Oral Dosage Form Containing Heparin or a Heparinoid in Combination with a Carrier" for which a provisional application for United States Letters Patent was filed on February 22, 1999, Serial No. 60/121,065; and

         WHEREAS, Ebbisham Limited, an Irish company located in 26 Lower Hatch Street, Dublin 2, Ireland, is desirous of acquiring the entire interest in the same;

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the receipt of which is hereby acknowledged, and for other good and valuable consideration, we, Mary Martin and Kenneth Iain Cumming, hereby do sell, assign and transfer unto said Ebbisham Limited, the entire right, title and interest in and to said invention and application throughout the world, including, without limitation, any U.S. application claiming a right of priority from this provisional application and any Letters Patent which may issue thereon, and any reissue, reexamination, division, extension or continuation thereof and all rights of priority under the International Convention arising from said application; the same for its legal representatives and assigns, as fully and entirely as the same would have been held by us had this assignment and sale not been made;

         AND, we hereby bind ourselves, our heirs, legal representatives, administrators and assigns properly to execute without further consideration any and all applications, petitions, oaths and assignments or other papers and instruments which may be necessary in order to carry into full force and effect, the sale, assignment, transfer and conveyance hereby made or intended to be made and to aid its legal representatives and assigns to obtain and enforce proper protection for said invention in all countries throughout the world.

         IN TESTIMONY WHEREOF, we hereunto set our hands and seals the day and year set opposite our respective signatures.


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Date _________________, 1999                /s/ Mary Martin (L.S.)
                                ------------------------------------------------
                                                Mary Martin

Date _________________, 1999    _______________________________________________
                                                Witnessed by

Date _________________, 1999    ________________________________________________
                                                Witnessed by

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Date _________________, 1999                /s/ Kenneth Iain Cumming (L.S.)
                                ------------------------------------------------
                                                Kenneth Iain Cumming

Date _________________, 1999    _______________________________________________
                                                Witnessed by

Date _________________, 1999    ________________________________________________
                                                Witnessed by

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